Morgan Stanley Fourth Quarter and Full Year 2025 Earnings Results

Morgan Stanley Reports Fourth Quarter Net Revenues of $17.9 Billion, EPS of $2.68 and ROTCE of 21.8%; Full Year Net Revenues of $70.6 Billion, EPS of $10.21 and ROTCE of 21.6%
NEW YORK, January 15, 2026 – Morgan Stanley (NYSE: MS) today reported net revenues of $17.9 billion for the fourth quarter ended December 31, 2025 compared with $16.2 billion a year ago. Net income applicable to Morgan Stanley was $4.4 billion, or $2.68 per diluted share, compared with $3.7 billion, or $2.22 per diluted share, for the same period a year ago.1
Full year net revenues were $70.6 billion compared with $61.8 billion a year ago. Net income applicable to Morgan Stanley was $16.9 billion, or $10.21 per diluted share, compared with $13.4 billion, or $7.95 per diluted share, a year ago.1

Ted Pick, Chairman and Chief Executive Officer, said, “Morgan Stanley delivered outstanding performance in 2025. The Firm produced full-year revenues of $70.6 billion, EPS of $10.21 and a ROTCE of 21.6%. Our performance reflects multi-year investments which have contributed to growth and momentum across the Integrated Firm. Total client assets in Wealth and Investment Management grew to $9.3 trillion, supported by over $350 billion in net new assets. Our Institutional Securities business served as a trusted advisor to clients as investment banking activity accelerated and global markets remained strong. The four pillars of the Integrated Firm – Strategy, Culture, Financial Strength and Growth – support our ability to drive long-term value for shareholders.”

Financial Summary[2,3]
Firm ($MM, except per share data)	4Q 2025	4Q 2024	FY 2025	FY 2024

Net revenues	$17,890	$16,223	$70,645	$61,761
Provision for credit losses	$18	$115	$349	$264
Compensation expense	$7,063	$6,289	$29,216	$26,178
Non-compensation expenses	$5,049	$4,913	$19,126	$17,723
Pre-tax income[6]	$5,760	$4,906	$21,954	$17,596
Net income applicable to MS	$4,397	$3,714	$16,861	$13,390
Expense efficiency ratio[8]	68% %	69% %	68% %	71% %
Earnings per diluted share[1]	$2.68	$2.22	$10.21	$7.95
Book value per share	$64.37	$58.98	$64.37	$58.98
Tangible book value per share[4]	$50.00	$44.57	$50.00	$44.57
Return on equity	16.9% %	15.2% %	16.6% %	14.0% %
Return on tangible equity[4]	21.8% %	20.2% %	21.6% %	18.8% %
Institutional Securities

Net revenues	$7,931	$7,267	$33,080	$28,080
Investment Banking	$2,412	$1,641	$7,619	$6,170
Equity	$3,666	$3,325	$15,631	$12,230
Fixed Income	$1,763	$1,931	$8,716	$8,418
Wealth Management

Net revenues	$8,429	$7,478	$31,754	$28,420
Fee-based client assets ($Bn)[9]	$2,753	$2,347	$2,753	$2,347
Fee-based asset flows ($Bn)[10]	$45.6	$35.2	$160.1	$123.1
Net new assets ($Bn)[11]	$122.3	$56.5	$356.3	$251.7
Loans ($Bn)	$181.2	$159.5	$181.2	$159.5
Investment Management

Net revenues	$1,720	$1,643	$6,525	$5,861
AUM ($Bn)[12]	$1,895	$1,666	$1,895	$1,666
Long-term net flows ($Bn)[13]	$1.7	$4.3	$34.4	$18.0

Full Year Highlights
•The Firm reported record net revenues of $70.6 billion and net income of $16.9 billion with strong results across our business segments, demonstrating the strength of our Integrated Firm.
•The Firm delivered a strong ROTCE of 21.6%.2, 4
•The Firm expense efficiency ratio was 68% compared to 71% a year ago, demonstrating operating leverage while continuing to invest in our businesses.8,19
•The Standardized Common Equity Tier 1 capital ratio was 15.0% at year-end.16
•Institutional Securities reported net revenues of $33.1 billion reflecting record results in Equity, strong Investment Banking revenues on higher client activity, and solid results in Fixed Income.
•Wealth Management delivered record net revenues of $31.8 billion and pre-tax income of $9.3 billion, resulting in a pre-tax margin of 29.3%.6, 7 The business added fee-based flows of $160 billion and net new assets of $356 billion.10, 11
•Investment Management reported record net revenues of $6.5 billion on higher average AUM.12 The year included long-term net inflows of $34 billion.13

Media Relations: Wesley McDade 212-761-2430 Investor Relations: Leslie Bazos 212-761-5352

Fourth Quarter Results

Institutional Securities

Institutional Securities reported net revenues of $7.9 billion compared with $7.3 billion a year ago. Pre-tax income was $2.7 billion compared with $2.4 billion a year ago.6

Investment Banking net revenues up 47%:

•Advisory revenues increased from a year ago on higher completed M&A transactions across all regions.

•Equity underwriting revenues increased from a year ago on higher convertibles and IPOs, partially offset by a decline in follow-on offerings.

•Fixed income underwriting revenues increased from a year ago on higher issuance volumes, benefiting from increased event-related activity.

Equity net revenues up 10%:

•Equity net revenues increased on strong client activity across businesses and regions and financing revenues from higher client balances in prime brokerage.

Fixed Income net revenues down 9%:

•Fixed Income net revenues decreased from a year ago primarily due to lower results in commodities on fewer structured transactions and in foreign exchange on lower volatility.

Other:

•Other revenues decreased from a year ago primarily driven by higher mark-to-market losses on corporate loans, inclusive of hedges, and lower net interest income and fees following the sale of corporate loans held-for-sale earlier this year.

($ millions)	4Q 2025	4Q 2024
Net Revenues	$7,931	$7,267

Investment Banking	$2,412	$1,641
Advisory	$1,133	$779
Equity underwriting	$494	$455
Fixed income underwriting	$785	$407

Equity	$3,666	$3,325
Fixed Income	$1,763	$1,931
Other	$90	$370

Provision for credit losses	$42	$78

Total Expenses	$5,226	$4,748
Compensation	$2,079	$1,764
Non-compensation	$3,147	$2,984

Provision for credit losses:

•Provision for credit losses in the quarter were driven by a build in individual assessments and portfolio growth, partially offset by a modest improvement in macroeconomic factors. The quarter included charge-offs of $87 million primarily related to a single commercial real estate loan which had been largely provisioned for in prior quarters.

Total Expenses:

•Compensation expense increased from a year ago on higher revenues and expenses related to deferred compensation.

•Non-compensation expenses increased from a year ago primarily driven by higher technology spend and execution-related expenses.

2

Wealth Management

Wealth Management reported net revenues of $8.4 billion compared with $7.5 billion a year ago. Pre-tax income of $2.6 billion resulted in a pre-tax margin of 31.4%.6, 7

Net revenues up 13%:

•Asset management revenues increased from a year ago on elevated assets driven by higher markets and the cumulative impact of strong fee-based flows.10

•Transactional revenues increased 17% from a year ago excluding the impact of mark-to-market on investments associated with DCP. 5,14 The increase was driven by higher levels of client activity across channels, particularly in equity-related products.

•Net interest income increased from a year ago primarily driven by the cumulative impact of lending growth and changes in balance sheet mix.

Provision for credit losses:

•Provision for credit losses in the quarter reflects a net release primarily related to individual assessments for certain loans.

Total Expenses:

•Compensation expense increased from a year ago on higher compensable revenues.

•Non-compensation expenses decreased from a year ago on lower amortization of intangible assets, partially offset by higher marketing and business development.

($ millions)	4Q 2025	4Q 2024
Net Revenues	$8,429	$7,478
Asset management	$5,031	$4,417
Transactional[14]	$1,143	$973
Net interest	$2,108	$1,885
Other	$147	$203
Provision for credit losses	$(24)	$37
Total Expenses	$5,810	$5,388
Compensation	$4,416	$3,950
Non-compensation	$1,394	$1,438

Investment Management

Investment Management reported net revenues of $1.7 billion compared with $1.6 billion a year ago. Pre-tax income was $468 million compared with $414 million a year ago.6

Net revenues up 5%:

•Asset management and related fees increased from a year ago on higher average AUM primarily driven by higher market levels.12

•Performance-based income and other revenues decreased from a year ago primarily due to lower accrued carried interest in our infrastructure funds.

Total Expenses:

•Compensation expense was relatively unchanged compared to a year ago.

•Non-compensation expenses increased from a year ago primarily driven by distribution expenses on higher average AUM and higher technology spend.

($ millions)	4Q 2025	4Q 2024
Net Revenues	$1,720	$1,643
Asset management and related fees	$1,649	$1,555
Performance-based income and other	$71	$88
Total Expenses	$1,252	$1,229
Compensation	$568	$575
Non-compensation	$684	$654

3

Full Year Results

Institutional Securities

Institutional Securities reported net revenues of $33.1 billion compared with $28.1 billion a year ago. Pre-tax income was $11.2 billion compared with $8.7 billion a year ago.6

Investment Banking revenues up 23%:

•Advisory revenues increased from a year ago on higher completed M&A transactions across all regions.

•Equity underwriting revenues increased from a year ago on higher convertibles and IPOs.

•Fixed income underwriting revenues increased from a year ago on higher issuance volumes, benefiting from increased event-related activity.

Equity net revenues up 28%:

•Record Equity net revenues increased across businesses and regions driven by financing revenues from higher client balances in prime brokerage and strong client activity in the derivatives and cash businesses.

Fixed Income net revenues up 4%:

•Fixed Income net revenues increased primarily driven by higher results in macro on increased client activity and in securitized products on lending growth, partially offset by lower results in commodities.

Other:

•Other revenues decreased from a year ago primarily driven by lower net interest income and fees following the sale of corporate loans held-for-sale earlier this year, partially offset by net gains on corporate loans held-for-sale, inclusive of hedges.

($ millions)	FY 2025	FY 2024
Net Revenues	$33,080	$28,080

Investment Banking	$7,619	$6,170
Advisory	$2,888	$2,378
Equity underwriting	$1,965	$1,599
Fixed income underwriting	$2,766	$2,193

Equity	$15,631	$12,230
Fixed Income	$8,716	$8,418
Other	$1,114	$1,262

Provision for credit losses	$302	$202

Total Expenses	$21,541	$19,129
Compensation	$9,785	$8,669
Non-compensation	$11,756	$10,460

Provision for credit losses:

•Provision for credit losses for the year were primarily driven by portfolio growth in corporate loans and secured lending facilities.

Total Expenses:

•Compensation expense increased from a year ago on higher revenues and expenses related to deferred compensation.19

•Non-compensation expenses increased from a year ago on higher execution-related expenses.

4

Wealth Management

Wealth Management reported net revenues of $31.8 billion compared with $28.4 billion a year ago. Pre-tax income of $9.3 billion in the current year resulted in a pre-tax margin of 29.3%.6, 7

Net revenues up 12%:

•Asset management revenues increased from a year ago on elevated assets driven by higher markets and the cumulative impact of strong fee-based flows.10

•Transactional revenues increased 17% excluding the impact of mark-to-market on investments associated with DCP.5,14 The increase was driven by higher levels of client activity across channels, particularly in equity-related products.

•Net interest income increased from a year ago primarily driven by the cumulative impact of lending growth and changes in balance sheet mix.

Provision for Credit Losses:

•Provision for credit losses for the year was primarily driven by individual assessments for certain loans and portfolio growth.

($ millions)	FY 2025	FY 2024
Net Revenues	$31,754	$28,420
Asset management	$18,627	$16,501
Transactional [14]	$4,588	$3,864
Net interest	$7,911	$7,313
Other	$628	$742
Provision for credit losses	$47	$62
Total Expenses	$22,414	$20,618
Compensation	$16,950	$15,207
Non-compensation	$5,464	$5,411

Total Expenses:

•Compensation expense increased from a year ago primarily driven by higher compensable revenues.19

•Non-compensation expenses increased from a year ago primarily driven by higher marketing and business development and technology spend, partially offset by lower amortization of intangible assets.

Investment Management

Investment Management reported net revenues of $6.5 billion compared with $5.9 billion a year ago. Pre-tax income was $1.5 billion compared with $1.1 billion a year ago.6

Net revenues up 11%:

•Asset management and related fees increased from a year ago on higher average AUM primarily driven by higher market levels.12

•Performance-based income and other revenues increased from a year ago primarily driven by higher accrued carried interest in our infrastructure and real estate funds.

Total Expenses:

•Compensation expense increased from a year ago primarily driven by higher compensation associated with carried interest.19

($ millions)	FY 2025	FY 2024
Net Revenues	$6,525	$5,861
Asset management and related fees	$6,068	$5,627
Performance-based income and other	$457	$234
Total Expenses	$5,047	$4,724
Compensation	$2,481	$2,302
Non-compensation	$2,566	$2,422

•Non-compensation expenses increased primarily driven by higher distribution expenses on higher average AUM.

5

Other Matters

•The Firm repurchased $1.5 billion of its outstanding common stock during the quarter and $4.6 billion during the year as part of its Share Repurchase Program.

•The Board of Directors declared a $1.00 quarterly dividend per share payable on February 13, 2026 to common shareholders of record on January 30, 2026.

•The effective tax rate for the current quarter was 23.2% and 22.5% for the full year.

	4Q 2025		4Q 2024		FY 2025	FY 2024
Common Stock Repurchases
Repurchases ($MM)	$1,500		$750		$4,585	$3,250
Number of Shares (MM)	9		6		32	33
Average Price	$167.81		$126.44		$141.33	$99.16
Period End Shares (MM)	1,583		1,607		1,583	1,607
Effective Tax Rate	23.2%		24.1%		22.5%	23.1%
Capital[15]
Standardized Approach
CET1 capital[16]	15.0%	%	15.9%	%
Tier 1 capital[16]	16.8%	%	18.0%	%
Advanced Approach
CET1 capital[16]	16.1%	%	15.7%	%
Tier 1 capital[16]	18.0%	%	17.8%	%
Leverage-based capital
Tier 1 leverage[17]	6.7%	%	6.9%	%
SLR[18]	5.4%	%	5.6%	%

6

Morgan Stanley (NYSE: MS) is a leading global financial services firm providing a wide range of investment banking, securities, wealth management and investment management services. With offices in 42 countries, the Firm’s employees serve clients worldwide including corporations, governments, institutions and individuals. For further information about Morgan Stanley, please visit www.morganstanley.com.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.morganstanley.com.

NOTICE:

The information provided herein and in the financial supplement, including information provided on the Firm’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available on www.morganstanley.com.

This earnings release may contain forward-looking statements, including the attainment of certain financial and other targets, objectives and goals. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations, assumptions, interpretations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of risks and uncertainties that may affect the future results of the Firm, please see “Forward-Looking Statements” preceding Part I, Item 1, “Competition” and “Supervision and Regulation” in Part I, Item 1, “Risk Factors” in Part I, Item 1A, “Legal Proceedings” in Part I, Item 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 and “Quantitative and Qualitative Disclosures about Risk” in Part II, Item 7A in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2024 and other items throughout the Form 10-K, the Firm’s Quarterly Reports on Form 10-Q and the Firm’s Current Reports on Form 8-K, including any amendments thereto.

7

1 Includes preferred dividends related to the calculation of earnings per share for the fourth quarter of 2025 and 2024 of approximately $147 million and $150 million, respectively, and for the years ended 2025 and 2024 of approximately $612 million and $590 million, respectively.
2 The Firm prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). From time to time, Morgan Stanley may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by Morgan Stanley are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable U.S. GAAP financial measure.
3 Our earnings releases, earnings conference calls, financial presentations and other communications may also include certain metrics which we believe to be useful to us, analysts, investors, and other stakeholders by providing further transparency about, or an additional means of assessing, our financial condition and operating results.
4 Tangible common equity is a non-GAAP financial measure that the Firm considers useful for analysts, investors and other stakeholders to allow comparability of period-to-period operating performance and capital adequacy. Tangible common equity represents common equity less goodwill and intangible assets net of allowable mortgage servicing rights deduction. The calculation of return on average tangible common equity, also a non-GAAP financial measure, represents full year or annualized net income applicable to Morgan Stanley less preferred dividends as a percentage of average tangible common equity. The calculation of tangible book value per common share, also a non-GAAP financial measure, represents tangible common shareholder’s equity divided by common shares outstanding.
5 “DCP” refers to certain employee deferred cash-based compensation programs. Please refer to "Management’s Discussion and Analysis of Financial Condition and Results of Operations – Other Matters – Deferred Cash-Based Compensation” in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2024.
6 Pre-tax income represents income before provision for income taxes.
7 Pre-tax margin represents income before provision for income taxes divided by net revenues.
8 The expense efficiency ratio represents total non-interest expenses as a percentage of net revenues.
9 Wealth Management fee-based client assets represent the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
10 Wealth Management fee-based asset flows include net new fee-based assets (including asset acquisitions), net account transfers, dividends, interest, and client fees, and exclude institutional cash management related activity.
11 Wealth Management net new assets represent client asset inflows, inclusive of interest, dividends and asset acquisitions, less client asset outflows, and exclude the impact of business combinations/divestitures and the impact of fees and commissions.
12 AUM is defined as assets under management or supervision.
13 Long-term net flows include the Equity, Fixed Income and Alternative and Solutions asset classes and excludes the Liquidity and Overlay Services asset class.
14 Transactional revenues include investment banking, trading, and commissions and fee revenues.
15 Capital ratios are estimates as of the press release date, January 15, 2026.
16 CET1 capital is defined as Common Equity Tier 1 capital. The Firm’s risk-based capital ratios are computed under each of the (i) standardized approaches for calculating credit risk and market risk risk‐weighted assets (RWAs) (the “Standardized Approach”) and (ii) applicable advanced approaches for calculating credit risk, market risk and operational risk RWAs (the “Advanced Approach”). For information on the calculation of regulatory capital and ratios, and associated regulatory requirements, please refer to "Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Regulatory Requirements" in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2024.

8

17 The Tier 1 leverage ratio is a leverage-based capital requirement that measures the Firm’s leverage. Tier 1 leverage ratio utilizes Tier 1 capital as the numerator and average adjusted assets as the denominator.
18 The Firm’s supplementary leverage ratio (SLR) utilizes a Tier 1 capital numerator of approximately $92.8 billion and $84.8 billion, and supplementary leverage exposure denominator of approximately $1.72 trillion and $1.52 trillion, for the fourth quarter of 2025 and 2024, respectively.
19 During the first quarter of 2025 as a result of a March employee action, we recognized severance costs associated with a reduction in force (“RIF”) of $144 million, included in Compensation and benefits expense. The RIF occurred across our business segments and geographic regions and impacted approximately 2% of our global workforce at that time. The RIF was related to performance management and the alignment of our workforce to our business needs, rather than a change in strategy or exit of businesses. We recorded first quarter severance costs of $78 million in the Institutional Securities business segment, $50 million in the Wealth Management business segment, and $16 million in the Investment Management business segment. These costs were incurred across all regions, with the majority in the Americas.

9

Consolidated Income Statement Information
(unaudited, dollars in millions)
	Quarter Ended			Percentage Change From:			Twelve Months Ended		Percentage Change
	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Sep 30, 2025	Dec 31, 2024		Dec 31, 2025	Dec 31, 2024

Revenues:
Investment banking	$2,578	$2,266	$1,791	14% %	44%	%	$8,199	$6,705	22%	%
Trading	3,680	5,020	3,778	(27%)%)	(3%)%)		18,556	16,763	11%	%
Investments	220	374	215	(41%)%)	2%	%	1,351	824	64%	%
Commissions and fees	1,557	1,473	1,390	6% %	12%	%	5,936	5,094	17%	%
Asset management	6,788	6,441	6,059	5% %	12%	%	25,145	22,499	12%	%
Other	212	159	438	33% %	(52%)%)		1,412	1,265	12%	%
Total non-interest revenues	15,035	15,733	13,671	(4%)%)	10%	%	60,599	53,150	14%	%
Interest income	14,954	15,456	13,491	(3%)%)	11%	%	59,063	54,135	9%	%
Interest expense	12,099	12,965	10,939	(7%)%)	11%	%	49,017	45,524	8%	%
Net interest	2,855	2,491	2,552	15% %	12%	%	10,046	8,611	17%	%
Net revenues	17,890	18,224	16,223	(2%)%)	10%	%	70,645	61,761	14%	%
Provision for credit losses	18	—	115	*	(84%)%)		349	264	32%	%
Non-interest expenses:
Compensation and benefits	7,063	7,442	6,289	(5%)%)	12%	%	29,216	26,178	12%	%
Non-compensation expenses:
Brokerage, clearing and exchange fees	1,128	1,141	1,180	(1%)%)	(4%)%)		4,679	4,140	13%	%
Information processing and communications	1,160	1,119	1,059	4% %	10%	%	4,418	4,088	8%	%
Professional services	769	685	798	12% %	(4%)%)		2,839	2,901	(2%)%)
Occupancy and equipment	491	473	527	4% %	(7%)%)		1,872	1,905	(2%)%)
Marketing and business development	358	280	279	28% %	28%	%	1,173	965	22%	%
Other	1,143	1,056	1,070	8% %	7%	%	4,145	3,724	11%	%
Total non-compensation expenses	5,049	4,754	4,913	6% %	3%	%	19,126	17,723	8%	%
Total non-interest expenses	12,112	12,196	11,202	(1%)%)	8%	%	48,342	43,901	10%	%
Income before provision for income taxes	5,760	6,028	4,906	(4%)%)	17%	%	21,954	17,596	25%	%
Provision for income taxes	1,336	1,373	1,182	(3%)%)	13%	%	4,929	4,067	21%	%
Net income	$4,424	$4,655	$3,724	(5%)%)	19%	%	$17,025	$13,529	26%	%
Net income applicable to noncontrolling interests	27	45	10	(40%)%)	170%	%	164	139	18%	%
Net income applicable to Morgan Stanley	4,397	4,610	3,714	(5%)%)	18%	%	16,861	13,390	26%	%
Preferred stock dividends	147	160	150	(8%)%)	(2%)%)		612	590	4%	%
Earnings applicable to Morgan Stanley common shareholders	$4,250	$4,450	$3,564	(4%)%)	19%	%	$16,249	$12,800	27%	%

Notes:
–Firm net revenues excluding mark-to-market gains and losses on deferred cash-based compensation plans (DCP), which represents a non‐GAAP financial measure, were: 4Q25: $17,895 million, 3Q25: $17,976 million, 4Q24: $16,232 million, 4Q25 YTD: $70,174 million, 4Q24 YTD: $61,398 million.
–Firm compensation expenses excluding DCP, which represents a non‐GAAP financial measure, were: 4Q25: $6,968 million, 3Q25: $7,142 million, 4Q24: $6,197 million, 4Q25 YTD: $28,452 million, 4Q24 YTD: $25,506 million.
–The End Notes are an integral part of this presentation. Refer to pages 12 - 17 of the Financial Supplement for Definition of U.S. GAAP to Non-GAAP Measures, Definitions of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.
10

Consolidated Financial Metrics, Ratios and Statistical Data
(unaudited)
	Quarter Ended						Percentage Change From:		Twelve Months Ended				Percentage Change
	Dec 31, 2025		Sep 30, 2025		Dec 31, 2024		Sep 30, 2025	Dec 31, 2024	Dec 31, 2025		Dec 31, 2024

Financial Metrics:

Earnings per basic share	$2.72		$2.83		$2.25		(4%)%)	21% %	$10.32		$8.04		28% %
Earnings per diluted share	$2.68		$2.80		$2.22		(4%)%)	21% %	$10.21		$7.95		28% %

Return on average common equity	16.9%	%	18.0%	%	15.2%	%			16.6%	%	14.0%	%
Return on average tangible common equity	21.8%	%	23.5%	%	20.2%	%			21.6%	%	18.8%	%

Book value per common share	$64.37		$62.98		$58.98				$64.37		$58.98
Tangible book value per common share	$50.00		$48.64		$44.57				$50.00		$44.57

Financial Ratios:

Pre-tax margin	32%	%	33%	%	30%	%			31%	%	28%	%
Compensation and benefits as a % of net revenues	39%	%	41%	%	39%	%			41%	%	42%	%
Non-compensation expenses as a % of net revenues	28%	%	26%	%	30%	%			27%	%	29%	%
Firm expense efficiency ratio	68%	%	67%	%	69%	%			68%	%	71%	%
Effective tax rate	23.2%	%	22.8%	%	24.1%	%			22.5%	%	23.1%	%

Statistical Data:

Period end common shares outstanding (millions)	1,583		1,591		1,607		(1%)%)	(1%)%)
Average common shares outstanding (millions)
Basic	1,564		1,571		1,583		—% %	(1%)%)	1,574		1,591		(1%)%)
Diluted	1,586		1,590		1,608		—% %	(1%)%)	1,592		1,611		(1%)%)
Worldwide employees	82,992		82,398		80,478		1% %	3% %

The End Notes are an integral part of this presentation. Refer to pages 12 - 17 of the Financial Supplement for Definition of U.S. GAAP to Non-GAAP Measures, Definitions of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.
11